Exhibit 99.4

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

(Dollars in thousands except per share amounts)

On July 15, 2016, Douglas Dynamics, Inc. (the ‘Company”) acquired substantially all of the assets of Dejana Truck & Utility Equipment Company, Inc. and certain related entities (“Dejana”) through the Company’s wholly-owned subsidiary Acquisition Delta LLC.   The Company paid cash consideration of $180,000, subject to an estimated working capital adjustment that reduced the purchase price by $3,989.  The Asset Purchase Agreement governing the transaction also provides for potential earn out payments of up to $26,000 in the aggregate, contingent on the financial performance of the acquired business for each of the fiscal years ending December 31, 2016, 2017 and 2018.

On July 15, 2016, the Company also entered into an amendment  (the “Revolving Credit Agreement Amendment”) to the Second Amended and Restated Credit and Guaranty Agreement dated as of December 31, 2014 (the “Revolving Credit Agreement”) and entered into a joinder agreement and amendment (the “Term Loan Credit Agreement Amendment”) to the Amended and Restated Credit and Guaranty Agreement dated as of December 31, 2014 (the “Term Loan Credit Agreement”) with the banks and financial institutions listed therein, as lenders, J.P. Morgan Securities LLC and Wells Fargo Bank, N.A., as joint bookrunners and joint lead arrangers, JPMorgan Chase Bank, N.A., as collateral agent and administrative agent, and Wells Fargo Bank, N.A., as syndication agent.  The purchase price was funded through a combination of available cash resources, drawing $30,000 on the Company’s Revolving Credit Agreement, as amended, and establishing an additional term loan commitment in the amount of $130,000, net of a $650 discount, on the Term Loan Credit Agreement, as amended.

Headquartered in Kings Park, New York, Dejana is an up fitter of Class 4-6 trucks and other commercial work vehicles in the Eastern U.S. Dejana is also a specialized manufacturer of storage solutions for trucks and vans and cable pulling equipment for trucks. Dejana maintains seven manufacturing and up fit facilities and currently employs approximately 500 people in five states.

Set forth below are the Company’s unaudited pro forma combined condensed balance sheet as of June 30, 2016, reflecting the asset acquisition and the impact of the Company’s  Term Loan Credit Agreement Amendment which was used to fund the Dejana acquisition (collectively, the “Transactions”) as if the Transactions had taken place on June 30, 2016, and the Company’s unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2016 and the fiscal year ended December 31, 2015, reflecting the Transactions as if they had taken place on January 1, 2015.

The historical combined financial information of Dejana has been adjusted in the unaudited pro forma combined financial statements to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. As there were material transactions between the Company and Dejana during the periods presented in the unaudited pro forma combined condensed financial statements, such transactions have been eliminated.

The unaudited pro forma combined condensed financial information should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro forma combined condensed financial information was based on and should be read in conjunction with the:

•                  Separate historical combined financial statements of Dejana Truck & Utility Equipment Company Subsidiaries and Affiliates as of and for the six month period ended June 30, 2016 and the related notes and the combined audited financial statements which comprise  the combined balance sheets as of December 31, 2015, 2014 and 2013, and the related combined statements of operations and comprehensive income, shareholders’ and members’ equity, and cash flows for each of the two years in the period ended December 31, 2015, and the related notes to the combined financial statements, included as an exhibit to this Current Report on Form 8-K/A; and

•                  Separate historical financial statements of the Company as of and for the six months ended June 30, 2016 and the related notes included in its Quarterly Report on Form 10-Q and separate historical financial statements of the Company for the year ended December 31, 2015 and the related notes included in its Annual Report on Form 10-K;

The Unaudited Pro Forma Combined Condensed Financial Information has been prepared using the acquisition method of accounting under U.S. generally accepted accounting principles. The Unaudited Pro Forma Combined Condensed Financial Information will differ from the final acquisition accounting for a number of reasons, including the fact that the Company’s estimates of fair value are preliminary and subject to change when the formal valuation and other studies are finalized. The adjustments that may occur to the preliminary estimates could have a material impact on the accompanying Unaudited Pro Forma Combined Condensed Financial Information.

The Unaudited Pro Forma Combined Condensed Financial Information is presented for information purposes only. It has been prepared in accordance with the regulations of the Securities and Exchange Commission and is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had it completed the acquisition at the dates indicated, nor does it purport to project the future financial position or operating results of the combined company.

The finalization of the Company’s purchase accounting assessment will result in changes in the valuation of assets and liabilities acquired which could be material. The Company will finalize the purchase price allocation as soon as practicable within the measurement period in accordance with Accounting Standards Codification (“ASC”) Topic 805-10, “Business Combinations — Overall” (“ASC 805-10”), but in no event later than one year following the merger date. The purchase price allocation for Dejana and the pro forma adjustments are preliminary and based on information available to date, and are subject to revision as additional information becomes available.  The actual adjustments described herein were made as of the closing date of the Transactions and are expected to change based upon the finalization of appraisals and other valuation studies the Company will obtain. Revisions to the preliminary purchase price could materially change the pro forma amounts of total assets, total liabilities, stockholders’ equity, depreciation and amortization and income tax expense.

The Unaudited Pro Forma Combined Condensed Financial Information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the merger; any costs to combine the operations of the Company and Dejana; or any costs necessary to achieve these cost savings, operating synergies and potential revenue enhancements.

Douglas Dynamics, Inc.

Unaudited Pro Forma Combined Condensed Balance Sheet

As of June 30, 2016

		Dejana Truck & Utility
		Equipment Company		Dejana Pro-Forma
	Douglas	Subsidiaries & Affiliates	Pro Forma Adjustments	For assets of entities	Pro Forma
	Dynamics, Inc.	(unaudited)	For Entities not Acquired	acquired	Adjustments	Pro Forma
(Dollars in thousands)	(unaudited)	(Note 1)	(Note 1)	(Note 1)	(Note 2 & 3)	Combined
Assets
Current assets:
Cash and cash equivalents	$48,666	$24,054	$(7,846)	$16,208	$(45,876)	$18,998
Marketable Securities	—	1,999	(1,999)	—	—	—
Accounts receivable, net	66,617	16,443	—	16,443	—	83,060
Inventories	60,296	19,373	—	19,373	125	79,794
Truck chassis floor plan inventory	—	13,147	—	13,147	—	13,147
Deferred income taxes	6,155	—	—	—	—	6,155
Prepaid and other current assets	1,695	773	(36)	737	—	2,432

Total current assets	183,429	75,789	(9,881)	65,908	(45,751)	203,586

Property, plant, and equipment, net	44,677	20,307	(15,601)	4,706	1,229	50,612
Goodwill	160,932	—	—	—	71,042	231,974
Other intangible assets, net	124,195	285	—	285	81,915	206,395
Other long-term assets	3,521	440	(292)	148	—	3,669

Total assets	$516,754	$96,821	$(25,774)	$71,047	$108,435	$696,236

Douglas Dynamics, Inc.

Unaudited Pro Forma Combined Condensed Balance Sheet (Continued)

As of June 30, 2016

		Dejana Truck & Utility
		Equipment Company		Dejana Pro-Forma
	Douglas	Subsidiaries & Affiliates	Pro Forma Adjustments	For assets of entities	Pro Forma
	Dynamics, Inc.	(unaudited)	For Entities not Acquired	acquired	Adjustments	Pro Forma
	(unaudited)	(Note 1)	(Note 1)	(Note 1)	(Note 2 & 3)	Combined
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses & other current liabilities	33,245	10,506	(630)	9,876	—	43,121
Floor plan obligations	—	13,147	—	13,147	—	13,147
Income taxes payable	5,428	—	—	—	—	5,428
Short term borrowings	—	—	—	—	20,000	20,000
Current portion of long-term debt	1,629	812	(598)	214	3,046	4,889

Total current liabilities	40,302	24,465	(1,228)	23,237	23,046	86,585

Retiree health benefit obligation	6,855	—	—	—	—	6,855
Pension obligation	10,117	—	—	—	—	10,117
Deferred income taxes	56,558	—	—	—	—	56,558
Long-term debt, less current portion	181,919	5,215	(4,740)	475	123,293	305,687
Other long-term liabilities	9,416	920	(920)	—	10,200	19,616

Stockholders’ equity:
Common Stock, par value $0.01, 200,000,000 shares authorized, 22,501,640 shares issued and outstanding at June 30, 2016	225	2	—	2	(2)	225
Additional paid-in capital	143,361	11,712	49	11,761	(11,761)	143,361
Retained Earnings	75,711	54,508	(19,566)	34,942	(35,711)	74,942
Accumulated other comprehensive loss, net of tax	(7,710)	(1)	1	—	—	(7,710)
Total shareholders’ equity	211,587	66,221	(19,516)	46,705	(48,104)	—

Total liabilities and stockholders’ equity	$516,754	$96,821	$(25,774)	$71,047	$108,435	$696,236

Douglas Dynamics, Inc.

Unaudited Pro Forma Combined Condensed Statement of Operations

For the Six Months Ended June 30, 2016

		Dejana Truck & Utility
		Equipment Company		Dejana Pro-Forma
	Douglas	Subsidiaries & Affiliates	Pro Forma Adjustments	Results of entities	Pro Forma
	Dynamics, Inc.	(unaudited)	For Entities not Acquired	acquired	Adjustments	Pro Forma
(In thousands except per share amounts)	(unaudited)	(Note 1)	(Note 1)	(Note 1)	(Note 4)	Combined
Net sales	$162,552	$75,161	$—	$75,161	$(2,844)	$234,869
Cost of sales	106,900	54,453	625	55,078	(2,817)	159,161
Gross profit	55,652	20,708	(625)	20,083	(27)	75,708
Selling, general, and administrative expense	22,225	10,471	(155)	10,316	(1,833)	30,708
Intangibles amortization	3,452	—	—	—	2,327	5,779
Income from operations	29,975	10,237	(470)	9,767	(521)	39,221
Interest (expense) income, net	(5,735)	(250)	105	(145)	(3,268)	(9,148)
Litigation proceeds	10,050	—	—	—	—	10,050
Other (expense) income, net	(133)	85	(61)	24	—	(109)
Income before income taxes	34,157	10,072	(426)	9,646	(3,789)	40,014
Income tax expense	12,551	17	(3)	14	2,640	15,205
Net income	$21,606	$10,055	$(423)	$9,632	$(6,429)	$24,809
Less: Net income attributable to participating securities	289					332
Net income attributable to common shareholders	$21,317					$24,477

Earnings per share:

Weighted average number of common shares outstanding:
Basic	22,459,488					22,459,488
Diluted	22,459,488					22,459,488

Basic earnings per common share attributable to common shareholders	$0.95					$1.09
Earnings per common share assuming dilution attributable to common shareholders	$0.94					$1.08
Cash dividends declared and paid per share	$0.47					$0.47

Douglas Dynamics, Inc.

Unaudited Pro Forma Combined Condensed Statement of Operations

For the Fiscal Year Ended December 31, 2015

		Dejana Truck & Utility
		Equipment Company		Dejana Pro-Forma
	Douglas	Subsidiaries & Affiliates	Pro Forma Adjustments	Results of entities	Pro Forma
	Dynamics, Inc.	(audited)	For Entities not Acquired	acquired	Adjustments	Pro Forma
(In thousands except per share amounts)	(audited)	(Note 1)	(Note 1)	(Note 1)	(Note 4)	Combined
Net sales	$400,408	$139,871	$—	$139,871	$(13,289)	$526,990
Cost of sales	267,545	102,071	1,168	103,239	(13,235)	357,549
Gross profit	132,863	37,800	(1,168)	36,632	(54)	169,441
Selling, general, and administrative expense	48,150	18,064	(280)	17,784	(2,129)	63,805
Intangibles amortization	7,362	—	—	—	6,354	13,716
Income from operations	77,351	19,736	(888)	18,848	(4,279)	91,920
Interest (expense) income, net	(10,895)	(420)	225	(195)	(6,630)	(17,720)
Other (expense) income, net	(193)	162	(110)	52	—	(141)
Income before income taxes	66,263	19,478	(773)	18,705	(10,909)	74,059
Income tax expense	22,087	32	(7)	25	6,030	28,142
Net income	$44,176	$19,446	$(766)	$18,680	$(16,939)	$45,917
Less: Net income attributable to participating securities	604					628
Net income attributable to common shareholders	$43,572					$45,289

Earnings per share:

Weighted average number of common shares outstanding:
Basic	22,329,044					22,329,044
Diluted	22,341,775					22,341,775

Basic earnings per common share attributable to common shareholders	$1.95					$2.03
Earnings per common share assuming dilution attributable to common shareholders	$1.94					$2.01
Cash dividends declared and paid per share	$0.89					$0.89

Note 1 Presentation of Entities Acquired

Separate historical combined financial statements of Dejana Truck & Utility Equipment Company Subsidiaries and Affiliates were prepared including entities of which assets were not purchased by the Company in order to comply with Generally Accepted Accounting Principles (GAAP).   For purposes of the Unaudited Pro Forma Combined Condensed Financial Information, the Company has removed the results and assets of the Dejana entities that the Company did not purchase.

Note 2 Preliminary Purchase Consideration Allocation

The final purchase consideration amount is pending, based on the final agreement of the adjustment to the cash consideration related to the level of net working capital transferred at closing. The preliminary allocation of the purchase consideration to the assets acquired and liabilities assumed is based on the estimated fair values at the date of acquisition. The fair values of the assets and liabilities included in the table below are preliminary and subject to change as the Company is currently in the process of obtaining third-party valuations.

The excess of the purchase consideration over the net tangible and identifiable intangible assets is reflected as goodwill. As the transaction was an asset purchase agreement for U.S. federal income tax purposes, only the newly created intangible assets and goodwill will be deductible over a fifteen year period for tax purposes.

The following table summarizes the preliminary estimates of fair value of the assets acquired and the liabilities assumed if the acquisition of Dejana had taken place on June 30, 2016.

(In thousands)	June 30, 2016

Accounts receivable	$16,443
Inventories	19,498
Truck chassis floor plan inventory	13,147
Prepaid expenses and other current assets	737
Property, plant and equipment	5,935
Goodwill	71,042
Intangible assets	82,200
Other assets - long term	148
Accounts payable and other current liabilities	(9,876)
Floor plan obligations	(13,147)

Total liabilities assumed	$186,127

The goodwill for the acquisition is a result of acquiring and retaining the existing workforces and expected synergies from integrating the operations into the Company.  For book purposes, the acquired intangible assets include customer relationships of $63,400 being amortized over 15 years, patents of $1,500 being amortized over 14 years, non-compete agreements of $1,600 being amortized over 5 years, $1,700 backlog being amortized over three months and trademarks of $14,000 that possess indefinite lives.

Inventories reflect adjustments of $125 to establish the estimated fair market value. Property plant and equipment reflects an adjustment of $1,229 to establish the estimated fair market value. These adjustments have been reflected on the June 30, 2016 pro forma balance sheet.

For purposes of these Unaudited Pro Forma Combined Condensed Financial Statements, a blended statutory tax rate of 38.0% has been used. This rate is an estimate and does not take into account any possible future tax planning or events that may occur for the combined company.

Note 3 Adjustments to the Unaudited Pro Forma Combined Condensed Balance Sheet

Fair value adjustments were made to certain intangible assets, property, plant and equipment, and inventories. Inventories have been adjusted to their estimated fair market value and will be charged to cost of sales over a period of three months. Amortizable intangible assets are being amortized over estimated useful lives and property, plant and equipment are being depreciated over the estimated useful lives of the respective assets using the straight-line method for financial reporting. The current portion of long-term debt and long term debt, less current maturities, have both been updated to reflect the updated Term Loan Agreement. Retained earnings and cash have been adjusted for $769 in transaction related costs.  Contingent consideration with a fair value of $10,200 has been included to represent the earn out consideration contingent on the financial performance of the acquired business for each of the fiscal years ending December 31, 2016, 2017 and 2018.

Note 4 Adjustments to the Unaudited Pro Forma Combined Condensed Statement of Operations

As there were material transactions between the Company and Dejana during the periods presented in the unaudited pro forma combined condensed financial statements, such transactions have been eliminated.  Net sales and cost of sales of $2,844 and $13,289 have been eliminated for the six months ended June 30, 2016 and year ended December 31, 2015, respectively.  Acquisition expenses of $769 were excluded in the combined condensed statement of operations for the six months ended June 30, 2016.   There were no acquisition related expenses incurred in the consolidated statement of operations for the year ended December 31, 2015.  The pro forma amounts include additional amortization of intangible assets, depreciation of assets at fair value, interest expense on increased debt levels and the related tax effects of these adjustments.   Additionally, compensation amounts of $1,102 and $2,204 for the six months ended June 30, 2016 and year ended December 31, 2015 have been excluded in the combined condensed statement of operations due to new compensation agreements with management of Dejana that were entered into as part of the business combination.